Exhibit (a)(1)(B)

Letter of Transmittal

to

Tender Shares

of

JETPAY CORPORATION – CUSIP # 477177109

Pursuant to the Offer to Purchase for Cash All Outstanding Shares of

JETPAY CORPORATION

at

$5.05 Per Share of Common Stock

$5.05 Per Share of Common Stock underlying each share of Series A Convertible Preferred Stock

$600 Per Share of Series A-1 and Series A-2 Convertible Preferred Stock

by

ORWELL ACQUISITION CORPORATION

a wholly-owned subsidiary of

NCR CORPORATION

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 11:59 P.M., PHILADELPHIA, PENNSYLVANIA TIME, ON DECEMBER 4, 2018, UNLESS THE OFFER IS EXTENDED (THE “OFFER EXPIRATION TIME”).

The Depositary Agent for the Offer is:

Equiniti Trust Company

***By Mail:	***By Hand or Overnight Courier:
By 5:00p.m. Philadelphia, PA Time on the date the Offer expires Equiniti Trust Company Shareowner Services Voluntary Corporate Actions P.O. Box 64858 St. Paul, Minnesota 55164-0858	By 5:00p.m. Philadelphia, PA Time on the date the
Offer expires

Equiniti Trust Company

Shareowner Services

Voluntary Corporate Actions

1110 Centre Pointe Curve, Suite 101

Mendota Heights, Minnesota 55120

Delivery of this Letter of Transmittal to an address other than as set forth above will not constitute a valid delivery to the Depositary Agent. You must sign this Letter of Transmittal in the appropriate space provided below, with signature guarantee if required, and complete the Substitute Form W-9 set forth below.

The instructions contained within this Letter of Transmittal should be read carefully before this Letter of Transmittal is completed.

  ACCOUNT NUMBER                CERT SHARES                BOOK SHARES                TOTAL SHARES                 ISSUE NUMBER

FOR OFFICE USE ONLY Approved W-9 Completed
DESCRIPTION OF SHARES TENDERED
Account Registration (Please Fill in, if blank) Please make any address correction below	Share Certificate(s) and Share(s) Tendered (Please attach additional signed list, if necessary)
☐ indicates permanent address change	Certificate Number(s) and/or indicate Book- Entry shares	Total Number of Shares Represented by Certificate(s)	Number of Shares Tendered (1,2)

Total Shares Tendered

(1)

If shares are held in Book-Entry form, you must indicate the number of shares you are tendering. Otherwise, all shares represented by Book-Entry delivered to the Depositary Agent will be deemed to have been tendered. By signing and submitting this Letter of Transmittal you warrant that these shares will not be sold, including through limit order request, unless properly withdrawn from the Offer. See Instruction 4.

(2)

If you wish to tender fewer than all shares represented by any certificate listed above, please indicate in this column the number of shares you wish to tender. Otherwise, all shares represented by Share Certificates (as defined below) delivered to the Depositary Agent will be deemed to have been tendered. See Instruction 4.

☐	If Share Certificates have been lost or mutilated. See Instruction 10.

The names and addresses of the registered holders of the tendered shares should be printed, if not already printed above, exactly as they appear on the Share Certificates (as defined below) tendered hereby.

This Letter of Transmittal is to be used by stockholders if certificates for shares are to be forwarded herewith or if shares are held in book-entry form on the records of the Depositary Agent.

Holders of shares whose certificates for such shares (the “Share Certificates”) are not immediately available, or who cannot complete the procedure for book-entry transfer on a timely basis, or who cannot deliver all other required documents to the Depositary Agent prior to the Offer Expiration Time (as defined in the Offer to Purchase), must tender their Shares according to the guaranteed delivery procedure set forth in “Procedures for Tendering Shares—Guaranteed Delivery” of the Offer to Purchase. See Instruction 2.

IMPORTANT STOCKHOLDER: SIGN HERE (Please Complete Substitute Form W-9 Included Herein)

(Signature(s) of Owner(s))
Name (s)

Capacity (Full Title)
(See Instructions)
Address

(Include Zip Code)

(Must be signed by the registered holder(s) exactly as name(s) appear(s) on stock certificate(s) or on a security position listing or by the person(s) authorized to become registered holder(s) by certificates and documents transmitted herewith. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, please set forth full title and see Instruction 5.)

GUARANTEE OF SIGNATURE(S)

(If required—See Instructions 1 and 5)

APPLY MEDALLION GUARANTEE STAMP BELOW

SPECIAL PAYMENT INSTRUCTIONS (See Instructions 1, 5 and 6)
To be completed ONLY if the (check or shares) accepted for payment is/are to be issued in the name of someone other than the undersigned. Issue To:
Name
(Please Print)

Address

(Include Zip Code) (Recipient must complete Substitute Form W-9 below)

SPECIAL DELIVERY INSTRUCTIONS

To be completed ONLY if the (check or shares) (is/are) to be sent to someone other than the undersigned or to the undersigned at an address other than that shown under “Description of Shares Tendered.”

Mail To:

Name
(Please Print)

Address

(Include Zip Code)

Request for Taxpayer Identification Number and Certification – Substitute Form W-9 (Rev. 11/17)

Certification: Under penalties of perjury, I certify that:

1. The number shown on this form is my correct taxpayer identification number
(or I am waiting for a number to be issued to me), and

2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and

3. I am a U.S. citizen or other U.S. person (as defined in the instructions below), and

Social Security Number
	-	-
Employer Identification Number
/

4. The FATCA code entered on this form (if any) indicating that the payee is exempt from FATCA reporting is correct. (No FATCA reporting code is required for accounts maintained In the United States.)

FATCA Exemption Reporting Code:                  (Codes are available with the official IRS Form W-9 found at www.irs.gov.)

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

Required: Check appropriate box for federal tax classification:

☐  Individual/sole proprietor     ☐  C Corporation    ☐  S Corporation    ☐  Partnership    ☐  Trust/estate

☐  Limited liability company.  Enter tax classification (C=C corporation, S=S corporation, P=partnership):

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Signature:                                                                                                                            Date:

NOTICE TO NON-RESIDENT ALIEN INDIVIDUALS OR FOREIGN ENTITIES (e.g. foreign corporation, partnership or trusts): DO NOT COMPLETE THE ABOVE SUBSTITUTE FORM W-9. NRA INDIVIDUALS MAY COMPLETE THE ENCLOSED FORM W-8BEN, OR OBTAIN ONE AT www.irs.gov OR CALL 877-262-8260 FOR COPY OF FORM W-8BEN. FOREIGN ENTITIES NEED TO COMPLETE THE APPLICABLE TYPE OF FORM W-8 (REVISED AS OF 2014) AND RETURN THAT CERTIFICATION OF FOREIGN TAX STATUS. FAILURE TO COMPLETE THE FORM WILL SUBJECT THE RECIPIENT TO THE APPLICABLE FEDERAL TAX INCOME TAX WITHHOLDING.

PLEASE READ THE INSTRUCTIONS SET FORTH

IN THIS LETTER OF TRANSMITTAL CAREFULLY

Ladies and Gentlemen:

The undersigned hereby tenders to Orwell Acquisition Corporation, a Delaware corporation (“Merger Sub”), and a direct wholly-owned subsidiary of NCR Corporation, a Maryland corporation (“NCR”), pursuant to the Offer to Purchase, dated November 2, 2018, (the “Offer to Purchase”), the above-described shares of common stock, $0.001 par value (the “Common Shares”), shares of Series A Convertible Preferred Stock, par value $0.001 (the “Series A Preferred Shares”), shares of Series A-1 Convertible Preferred Stock, par value $0.001 (the “Series A-1 Preferred Shares”) and/or shares of Series A-2 Convertible Preferred Stock, par value $0.001 (the “Series A-2 Preferred Shares” and together with the Series A Preferred Shares and Series A-1 Preferred Shares, the “Preferred Shares,” which, together with the Common Shares, constitute the “Shares”), of JetPay Corporation, a Delaware corporation (“JetPay”), pursuant to the offer to purchase all outstanding Shares for cash, as follows:

1. the offer price for the Common Shares and the Common Shares underlying each Series A Preferred Share upon conversion is $5.05 per Common Share, paid to the seller in cash, without interest, subject to any required withholding of taxes; and

2. the offer price for each Series A-1 Preferred Share and Series A-2 Preferred Share is $600 per each such Series A-1 and Series A-2 Preferred Share,

in each case, upon the terms and subject to the conditions set forth in the Offer to Purchase and this Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Offer”). Receipt of the Offer is hereby acknowledged.

Upon the terms and subject to the conditions of the Offer (and, if the Offer is extended or amended, the terms of any such extension or amendment), and effective upon acceptance for payment of the Shares tendered herewith in accordance with the terms of the Offer, the undersigned hereby sells, assigns and transfers to or upon the order of Merger Sub all right, title and interest in and to all of the Shares that are being tendered hereby, distributions, rights, other Shares or other securities issued or issuable in respect thereof on or after November 2, 2018 (collectively, “Distributions”) and irrevocably constitutes and appoints Equiniti Trust Company (the “Depositary Agent”) the true and lawful agent and attorney-in-fact of the undersigned with respect to such Shares (and all Distributions), with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to (i) deliver certificates for such Shares (and any and all Distributions) or transfer ownership of such Shares (and any and all Distributions) on the account books maintained by the Book-Entry Transfer Facility, together, in any such case, with all accompanying evidences of transfer and authenticity, to or upon the order of Merger Sub, (ii) present such Shares (and any and all Distributions) for transfer on the books of JetPay, and (iii) receive all benefits and otherwise exercise all rights of beneficial ownership of such Shares (and any and all Distributions), all in accordance with the terms of the Offer.

By executing this Letter of Transmittal, the undersigned hereby irrevocably appoints Andre Fernandez, and any other designee of Merger Sub, the attorneys-in-fact and proxies of the undersigned, each with full power of substitution, to vote at any annual or special meeting of JetPay’s stockholders or any adjournment or postponement thereof or otherwise in such manner as each such attorney-in-fact and proxy or his or her substitute shall in his or her sole discretion deem proper with respect to, to execute any written consent concerning any matter as each such attorney-in-fact and proxy or his or her substitute shall in his or her sole discretion deem proper with respect to, and to otherwise act as each such attorney-in-fact and proxy or his or her substitute shall in his or her sole discretion deem proper with respect to, all of the Shares (and any and all Distributions) tendered hereby and accepted for payment by Merger Sub. This appointment will be effective if and when, and only to the extent that, Merger Sub accepts such Shares for payment pursuant to the Offer. This power of attorney and proxy are irrevocable and are granted in consideration of the acceptance for payment of such Shares in accordance with the terms of the Offer. Such acceptance for payment shall, without further action, revoke any prior powers of attorney and proxies granted by the undersigned at any time with respect to such Shares (and any and all

Distributions), and no subsequent powers of attorney, proxies, consents or revocations may be given by the undersigned with respect thereto (and, if given, will not be deemed effective).

Merger Sub reserves the right to require that, in order for the Shares or other securities to be deemed validly tendered, immediately upon Merger Sub’s acceptance for payment of such Shares, Merger Sub and its designee must be able to exercise full voting, consent and other rights with respect to such Shares (and any and all Distributions), including voting at any meeting of stockholders.

The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer the Shares tendered hereby and all Distributions and that, when the same are accepted for payment by Merger Sub, Merger Sub will acquire good, marketable and unencumbered title thereto and to all Distributions, free and clear of all liens, restrictions, charges and encumbrances and the same will not be subject to any adverse claims. The undersigned will, upon request, execute and deliver any additional documents deemed by the Depositary Agent or Merger Sub to be necessary or desirable to complete the sale, assignment and transfer of the Shares tendered hereby and all Distributions. In addition, the undersigned shall remit and transfer promptly to the Depositary Agent for the account of Merger Sub all Distributions in respect of the Shares tendered hereby, accompanied by appropriate documentation of transfer, and, pending such remittance and transfer or appropriate assurance thereof, shall be entitled to all rights and privileges as owner of each such Distribution and may withhold the entire purchase price of the Shares tendered hereby or deduct from such purchase price, the amount or value of such Distribution as determined by Merger Sub in its sole discretion.

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned, and any obligation of the undersigned hereunder shall be binding upon the heirs, executors, administrators, personal representatives, trustees in bankruptcy, successors and assigns of the undersigned. Except as stated in the Offer, this tender is irrevocable.

The undersigned understands that the valid tender of the Shares pursuant to any one of the procedures described in “Procedures for Tendering Shares” in the Offer to Purchase and in the Instructions hereto will constitute a binding agreement between the undersigned and Merger Sub upon the terms and subject to the conditions of the Offer (and if the Offer is extended or amended, the terms or conditions of any such extension or amendment). Without limiting the foregoing, if the price to be paid in the Offer is amended in accordance with the Agreement and Plan of Merger, dated as of October 19, 2018, by and among NCR, Merger Sub and JetPay, the price to be paid to the undersigned will be the amended price notwithstanding the fact that a different price is stated in this Letter of Transmittal. The undersigned recognizes that under certain circumstances set forth in the Offer to Purchase, Merger Sub may not be required to accept for payment any of the Shares tendered hereby.

INSTRUCTIONS

FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

1. Guarantee of Signatures. No signature guarantee is required on this Letter of Transmittal if this Letter of Transmittal is signed by the registered holder(s) of Shares tendered herewith, unless such registered holder(s) has completed the box entitled “Special Payment Instructions” on the Letter of Transmittal. See Instruction 5.

2. Requirements of Tender. This Letter of Transmittal is to be completed by stockholders if certificates are to be forwarded herewith or Common Shares are held in book-entry form on the records of the Depositary Agent. Share Certificates evidencing tendered Shares, as well as this Letter of Transmittal (or a facsimile hereof), properly completed and duly executed, with any required signature guarantees, and any other documents required by this Letter of Transmittal, must be received by the Depositary Agent at one of its addresses set forth herein prior to the Offer Expiration Time. Stockholders whose Share Certificates are not immediately available or who cannot deliver all other required documents to the Depositary Agent prior to the Offer Expiration Time, may tender their Shares by properly completing and duly executing a Notice of Guaranteed Delivery pursuant to the guaranteed delivery procedure set forth in “Procedure for Tendering Shares” in the Offer to Purchase. Pursuant to such procedure: (i) such tender must be made by or through an Eligible Institution; (ii) a properly completed and duly executed Notice of Guaranteed Delivery, must be received by the Depositary Agent prior to the Offer Expiration Time; and (iii) the Share Certificates evidencing all tendered Shares, in proper form for transfer, in each case together with the Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, with any required signature guarantees and any other documents required by this Letter of Transmittal, must be received by the Depositary Agent within two trading days after the date of execution of such Notice of Guaranteed Delivery. If Share Certificates are forwarded separately to the Depositary Agent, a properly completed and duly executed Letter of Transmittal must accompany each such delivery.

By signing and submitting this Letter of Transmittal you warrant that these shares will not be sold, including through limit order request, unless properly withdrawn from the Offer.

The method of delivery of this Letter of Transmittal, Share Certificates and all other required documents is at the option and the risk of the tendering stockholder and the delivery will be deemed made only when actually received by the Depositary Agent. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

LETTERS OF TRANSMITTAL MUST BE RECEIVED IN THE OFFICE OF THE DEPOSITARY AGENT BY 11:59 P.M., PHILADELPHIA, PENNSYLVANIA TIME ON DECEMBER 4, 2018. GUARANTEED DELIVERIES WILL BE ACCEPTED VIA FAX UNTIL THE EXPIRATION TIME OF THE OFFER ON OFFER EXPIRATION TIME.

No alternative, conditional or contingent tenders will be accepted and no fractional Shares will be exchanged. All tendering stockholders, by execution of this Letter of Transmittal (or a facsimile hereof), waive any right to receive any notice of the acceptance of their Shares for payment.

3. Inadequate Space. If the space provided herein is inadequate, the certificate numbers and/or the number of Shares and any other required information should be listed on a separate signed schedule attached hereto.

4. Partial Tenders. If fewer than all of the Shares evidenced by any certificate and/or held in book-entry form are to be tendered, fill in the number of Shares that are to be tendered in the column entitled “Number of Shares Tendered” in the box entitled “Description of Shares Tendered” above. In that case, if any tendered Shares are purchased, a Direct Registration Book Entry Statement for the remainder of the Shares (including any Shares not purchased) evidenced by the old certificate(s) will be issued and sent to the registered holder(s) promptly after the Offer Expiration Time. Unless otherwise indicated, all Shares represented by the certificate(s), book-entry set forth above and delivered to the Depositary Agent will be deemed to have been tendered. In each case, Shares will be returned or credited without expense to the stockholder.

5.Signatures on Letter of Transmittal, Stock Powers and Endorsements. If this Letter of Transmittal is signed by the registered holder(s) of the Shares tendered hereby, the signature(s) must correspond with the name(s) as written on the face of the certificate(s) without alteration, enlargement or any change whatsoever.

If any of the Shares tendered hereby are held of record by two or more joint owners, all such owners must sign this Letter of Transmittal.

If any of the tendered Shares are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations.

If this Letter of Transmittal or any certificates or stock powers are signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to Merger Sub of the authority of such person so to act must be submitted. If this Letter of Transmittal is signed by the registered holder(s) of the Shares listed and transmitted hereby, no endorsements of certificates or separate stock powers are required unless payment is to be made or certificates for Shares not tendered or not accepted for payment are to be issued in the name of a person other than the registered holder(s). Signatures on any such Share Certificates or stock powers must be guaranteed by an Eligible Institution.

If this Letter of Transmittal is signed by a person other than the registered holder(s) of the certificate(s) listed and transmitted hereby, the certificate(s) must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the registered holder(s) appear(s) on the certificate(s). Signature(s) on any such Share Certificates or stock powers must be guaranteed by an Eligible Institution.

6. Special Payment. If a check is to be issued in the name of a person other than the signer of this Letter of Transmittal the appropriate boxes on this Letter of Transmittal must be completed.

7. Substitute Form W-9. A tendering stockholder is required to provide the Depositary Agent with a correct Taxpayer Identification Number (“TIN”) on Substitute Form W-9. The purpose for this form is explained below under “Important Tax Information.” The stockholder must, under penalties of perjury, certify that such number is correct and that such stockholder is not subject to backup withholding of federal income tax or, alternatively, to establish another basis for exemption from backup withholding. If a tendering stockholder is subject to backup withholding, the stockholder must mark the “Notification of Backup Withholding” box. Failure to provide the information requested on the Substitute Form W-9 may subject the tendering stockholder to a $50 penalty imposed by the Internal Revenue Service and to federal income tax backup withholding at the applicable federal withholding rate of any payments made to the stockholder or other payee.

Certain stockholders (including, for example, corporations, financial institutions, tax-exempt entities and IRA plans) are not subject to backup withholding. A foreign (“nonresident alien”) stockholder should submit an appropriate and properly completed IRS Form W-8, a copy of which may be obtained from the Depositary Agent, in order to avoid backup withholding. See the enclosed “Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9” for more instructions. We cannot accept a facsimile, photocopy or scanned image of a Form W-8BEN.

8. Requests for Assistance or Additional Copies. Questions and requests for assistance or additional copies of the Offer to Purchase, this Letter of Transmittal, the Notice of Guaranteed Delivery, IRS Form W-8 and the Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 may be directed to Innisfree M&A Incorporated at the addresses and phone numbers set forth below, or from brokers, dealers, commercial banks or trust companies.

9. Waiver of Conditions. Subject to the terms and conditions of the Merger Agreement, Merger Sub reserves the right, in its sole discretion, to waive, at any time or from time to time, any of the specified conditions of the Offer (subject to the terms of the Merger Agreement), in whole or in part, in the case of any Shares tendered.

10. Lost, Destroyed or Stolen Certificates. If any certificate representing Shares has been lost, destroyed or stolen, the stockholder should promptly notify JetPay’s transfer agent, Continental Stock Transfer & Trust Company, in its capacity as transfer agent for the Shares. The stockholder will then be instructed as to the steps that must be taken in order to replace the certificate. This Letter of Transmittal and related documents cannot be processed until the procedures for replacing lost or destroyed certificates have been followed.

11. Withdrawal of Shares Tendered. Shares tendered pursuant to the Offer may be withdrawn at any time prior to the Offer Expiration Time by sending written notice of revocation to the Depositary Agent at the address on the front of this Letter of Transmittal. Fax copies are not acceptable. After an effective withdrawal you may resubmit to the Depositary Agent a completed replacement of this document and any other documents required by the Offer for properly tendering Shares prior to the Offer Expiration Time.

Important: This Letter of Transmittal together with any required signature guarantees, and any other required documents, must be received by the Depositary Agent prior to the Offer Expiration Time and certificates for tendered Shares must be received by the Depositary Agent prior to the Offer Expiration Time, or the tendering stockholder must comply with the procedures for guaranteed delivery.

IMPORTANT TAX INFORMATION

Under the federal income tax law, unless an exemption applies, a stockholder whose tendered Shares are accepted for payment is required to provide the Depositary Agent with such stockholder’s correct TIN on the Substitute Form W-9. If such stockholder is an individual, the TIN is such stockholder’s Social Security Number If the Depositary Agent is not provided with the correct TIN, the stockholder may be subject to a $50 penalty imposed by the Internal Revenue Service. In addition, payments that are made to such stockholder may be subject to backup withholding based on the applicable tax rate of the reportable amount.

Certain stockholders (for example, corporations) are not subject to these backup withholding and reporting requirements. In order for a non-U.S. person to claim nonresident alien (or foreign) tax status and qualify for an exemption from backup withholding, such individual must submit an appropriate and properly completed IRS Form W-8, attesting to that individual’s foreign status. Normally, a foreign individual or corporation will provide a Form W-8BEN. Intermediary entities will provide a Form W-8IMY for the entity and a Form W-8BEN or Form W-9 for each beneficial owner along with a withholding statement. Such a Form W-8 may be obtained from the Depositary Agent. Exempt U.S. stockholders, other than foreign individuals (i.e., corporations, etc.) should furnish their TIN, check the “Exempt payee” line and sign, date and return the Substitute Form W-9 to the Depositary Agent.

If backup withholding applies, the Depositary Agent is required to withhold a percentage of any reportable payments made to the stockholder at the Withholding Rate. Backup withholding is not an additional tax. Rather, the federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If backup withholding results in an overpayment of taxes, a refund may be obtained from the Internal Revenue Service when completing a tax return for that applicable year, based on the withholding amount reported on the Form 1099.

Purpose of Substitute Form W-9

To prevent backup withholding on payments that are made to a stockholder with respect to Shares exchanged pursuant to the Offer, the stockholder is required to notify the Depositary Agent of such stockholder’s correct TIN (or the TIN of another payee) by completing the Substitute Form W-9 enclosed certifying that the TIN provided is correct.

Questions and requests for assistance may be directed to the Information Agent at the address and telephone numbers set forth below. Requests for copies of the Offer to Purchase, this Letter of Transmittal, the Notice of Guaranteed Delivery, the IRS Form W-8 and other tender offer materials may also be directed to the Information Agent. A Stockholder may also contact such stockholders’ broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Offer.

The Information Agent for the Offer is:

Innisfree M&A Incorporated

501 Madison Avenue

20th Floor

New York, NY 10022

Stockholders Call Toll Free (888) 750-5834

Banks and Brokers Call (212) 750-5833